UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 15, 2014

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2014, Halliburton’s Board of Directors named Jeffrey A. Miller to the position of President and also elected Mr. Miller to the Board of Directors, each effective as of August 1, 2014.  Also effective August 1, 2014, David J. Lesar, our Chairman of the Board, President and Chief Executive Officer will continue to serve as Chairman of the Board and Chief Executive Officer.

Mr. Miller, age 50, most recently served as Executive Vice President and Chief Operating Officer beginning in September 2012.  Previously, Mr. Miller served as Senior Vice President Global Business Development and Marketing from January 2011 until August 2012, Senior Vice President, Gulf of Mexico Region from January 2010 to December 2010, and as Vice President of Baroid, from May 2006 to December 2009.

There is no arrangement or understanding between Mr. Miller and any other persons pursuant to which Mr. Miller was elected as a director.  Each of Halliburton’s standing Board committees is comprised of non-employee Directors, so as an executive officer, Mr. Miller will not be appointed to any Board committees.  Mr. Miller will not participate in any of the compensation plans or programs provided to non-employee directors. There are no family relationships existing between Mr. Miller and any executive officer or director of Halliburton.  There have been no transactions in the past, and none currently proposed, regarding Mr. Miller and Halliburton that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Miller and Halliburton have previously entered into an Executive Agreement that provides for an annual base salary and participation in the Annual Performance Pay Plan, Performance Unit Program, and the Stock and Incentive Plan, as well as other employee benefit plans and programs on the same basis generally as other executive employees.

In addition, the Executive Agreement provides that if Mr. Miller’s employment is terminated for Good Reason as defined therein or for any reason other than death, early or normal retirement, permanent disability, voluntary termination of employment for other than Good Reason, or for cause, he will receive, as consideration for a two-year non-competition and non-solicitation agreement, (1) a single lump sum payment equal to two year’s base salary and (2) a single lump sum payment equal to the value of his unvested shares of Halliburton common stock based on the closing price on the New York Stock Exchange on the date of his termination of employment or the last business day immediately preceding the date of termination of employment.

The description of Mr. Miller’s Executive Agreement is qualified in its entirety by the provisions of the Executive Agreement, which is incorporated by reference to Exhibit 10.1 to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1           Executive Agreement (Jeffrey A. Miller) (incorporated by reference to Exhibit 10.1 to Halliburton's Form 8-K filed September 21, 2012, File No. 001-03492).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 21, 2014	By:	/s/Robert L. Hayter
Robert L. Hayter
Assistant Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER                              EXHIBIT DESCRIPTION

10.1	Executive Agreement (Jeffrey A. Miller) (incorporated by reference to Exhibit 10.1 to Halliburton's Form 8-K filed September 21, 2012, File No. 001-03492).